Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is made as of May 27, 2021, by and between BluJay Topco Limited, a private limited company incorporated in England and Wales (the “Company”), E2open Parent Holdings, Inc., a Delaware corporation (“Purchaser”), and the person set forth on Schedule A hereto (the “Stockholder”).

WHEREAS, as of the date hereof, the Stockholder is the holder of the number of shares of Class A common stock and/or Class V common stock, in each case, par value $0.0001 per share (“Purchaser Shares”), of Purchaser set forth opposite the Stockholder’s name on Schedule A (all Purchaser Shares owned by the Stockholder, or hereafter issued to or otherwise acquired, whether beneficially or of record, or owned by the Stockholder prior to the termination of this Agreement, as well as shares set forth on Schedule A, being referred to herein as the “Subject Shares”);

WHEREAS, Purchaser, the Company, and the shareholders of the Company (the “Sellers”) propose to enter into a Share Purchase Deed, dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, for the purchase by Purchaser or its direct or indirect subsidiary from the Sellers of 100% of the issued and outstanding shares of the Company, upon the terms and subject to the conditions set forth in the Purchase Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement); and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, the Company and the Sellers have required that the Stockholder, and as an inducement and in consideration therefor, the Stockholder (in the Stockholder’s capacity as a holder of the Subject Shares) has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

Article I
VOTING AGREEMENT; GRANT OF PROXY

The Stockholder hereby covenants and agrees that:

1.1            Voting of Subject Shares. Stockholder irrevocably and unconditionally agrees, from and after the date hereof, at every meeting of the holders of Purchaser Shares (the “Purchaser Stockholders”), however called, and at every adjournment or postponement thereof (or pursuant to a written consent if the Purchaser Stockholders act by written consent in lieu of a meeting), the Stockholder shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) and to vote the Subject Shares (a) in favor of the transactions contemplated by the Purchase Agreement, including issuing the Consideration Shares and the PIPE Shares and amending the Certificate of Incorporation of Purchaser to increase the authorized number of shares of Class A Common Stock (in order to facilitate the issuance of the Consideration Shares and the PIPE Shares), (b) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 1.1 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (c) against approval of (i) any proposal made in opposition to the Purchase Agreement or the consummation of the Transaction, (ii) any action or agreement that would to the knowledge of such Stockholder result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Purchase Agreement, or of such Stockholder contained in this Agreement, and (iii) any other action that would reasonably be expected to materially impede, materially interfere with, materially delay, materially postpone or materially and adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement.

1.2            No Inconsistent Arrangements. Prior to termination of this Agreement, the Stockholder shall not, directly or indirectly, (a) create any Encumbrance other than restrictions imposed (i) by Law, (ii) pursuant to this Agreement, (iii) pursuant to the governance documents of Purchaser or that certain Amended and Restated Limited Liability Company Agreement of E2open Holdings, LLC, dated as of February 4, 2021, as amended from time to time, or (iv) pursuant to that certain Investors Rights Agreement, dated as of February 4, 2021, by and among Purchaser and certain of its stockholders (as amended from time to time, the “Investor Rights Agreement”), on any Subject Shares, (b) transfer, sell, assign, gift or otherwise dispose of (collectively, “Transfer”), or enter into any contract with respect to any Transfer of, the Subject Shares or any interest therein, (c) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares, (d) deposit or permit the deposit of the Subject Shares into a voting trust or, except pursuant to the Investor Rights Agreement, enter into a voting agreement or arrangement with respect to the Subject Shares, or (e) take any action that, to the knowledge of the Stockholder, would have the effect of preventing the Stockholder from performing the Stockholder’s obligations hereunder; provided that this clause (e) shall not prevent any director or officer of Purchaser, in such capacity, from taking such actions as may be permitted under Section 7.17 of the Purchase Agreement. Any action taken in violation of the foregoing sentence shall be null and void ab initio. Notwithstanding the foregoing, (i) the Stockholder may (A) make Transfers of the Subject Shares to any trust for the direct or indirect benefit of the Stockholder or the immediate family of the Stockholder, (B) make Transfers of the Subject Shares to stockholders, direct or indirect affiliates (within the meaning set forth in Rule 405 under the Securities Act), current or former partners (general or limited), members or managers of the Stockholder, as applicable, (C) exercise a warrant (including a net or cashless exercise of such warrant) to purchase Purchaser Shares (which Purchaser Shares shall be “Subject Shares” subject to the obligations of this Agreement), or (D) make Transfers not involving a change in beneficial ownership; provided, that, with respect to clauses (A), (B) and (D) above, the transferee agrees in writing to be bound by the terms and conditions of this Agreement (and provides to the Purchaser the irrevocable proxy with respect to the Transferred Subject Shares on the terms set forth in Section 1.4) and either the Stockholder or the transferee provides the Company with a copy of such agreement (and irrevocable proxy) promptly upon consummation of any such Transfer (it being understood and agreed that any purported Transfer described in clauses (A), (B) or (D) that fails to satisfy the requirements of this proviso shall be null and void ab initio); and (E) pledge or otherwise encumber the Subject Shares in connection with third party credit facilities in existence on the date of this Agreement; provided that such pledge or encumbrance does not impact the validity, enforceability or exercisability of the proxy given in Section 1.4). It is hereby clarified that if any involuntary Transfer of any of the Subject Shares shall occur (such as in the case of appointment of a receiver to the Stockholder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

1.3            Documentation and Information. The Stockholder shall permit and hereby authorizes Purchaser to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that the Company and Purchaser reasonably determine to be necessary in connection with the Transaction, the Stockholder’s identity and ownership of the Subject Shares and the nature of the Stockholder’s commitments and obligations under this Agreement.

1.4            Irrevocable Proxy. The Stockholder hereby revokes (or agrees to cause to be revoked) any proxies that the Stockholder has heretofore granted with respect to the Subject Shares. The Stockholder hereby irrevocably appoints Purchaser as attorney-in-fact and proxy for and on behalf of the Stockholder, for and in the name, place and stead of the Stockholder, to: (a) attend any and all meetings of the Purchaser Stockholders held for matters addressed in Section 1.1, (b) vote, express consent or dissent or issue instructions to the record holder to vote the Subject Shares solely in accordance with the provisions of Section 1.1 at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1 and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, solely consistent with the provisions of Section 1.1, all written consents with respect to the Subject Shares at any and all meetings of Purchaser Stockholders or in connection with any action sought to be taken by written consent of Purchaser Stockholders without a meeting solely in respect of matters addressed in Section 1.1. Purchaser agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Section 1.4. The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of the Stockholder, as applicable) until the termination of this Agreement and shall not be terminated by operation of law or upon the occurrence of any other event other than the termination of this Agreement pursuant to Section 3.2. The Stockholder authorizes such attorney and proxy to substitute any other person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of Purchaser. The Stockholder hereby affirms that the proxy set forth in this Section 1.4 is given to Purchaser in connection with and granted in consideration of and as an inducement to the Company and Purchaser to enter into the Purchase Agreement and that such proxy is given solely to secure the obligations of the Stockholder under Section 1.1. The proxy set forth in this Section 1.4 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 3.2. With respect to any Subject Shares that are owned beneficially by the Stockholder but are not held of record by the Stockholder, the Stockholder shall take all action necessary to cause the record holder of such Subject Shares to grant the irrevocable proxy and take all other actions provided for in this Section 1.4 with respect to such Subject Shares.

1.5            Enforcement of Irrevocable Proxy. Purchaser hereby covenants to the Company that Purchaser shall exercise the proxy granted by the Stockholder in Section 1.4 (and any irrevocable proxy granted by a Transferee as contemplated in Section 1.2) to the extent necessary to cause the Subject Shares to be counted for purposes of determining of a quorum for the matters addressed in Section 1.1, and to vote the Subject Shares, express consent or dissent or issue instructions to the record holder to vote the Subject Shares in accordance with the provisions of Section 1.1.

1.6            Waivers. Stockholder hereby irrevocably and unconditionally agrees that the Stockholder will not bring, commence, institute, maintain, prosecute or voluntarily aid or participate in any action, claim, suit or cause of action, in law or in equity, in any court or before any Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Stockholder, or the approval of the Purchase Agreement by the Purchaser Board, breaches any fiduciary duty of the Purchaser Board or any member thereof; provided, that the Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Stockholder that relates solely to the Stockholder’s capacity as a director, officer or securityholder of Purchaser.

1.7            No Ownership Interest. Nothing contained in this Agreement will be deemed to vest in Purchaser any direct or indirect ownership or incidents of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares will remain and belong to the Stockholder, and Purchaser will have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of the Company or exercise any power or authority to direct Stockholder in the voting of any of the Subject Shares, except as otherwise expressly provided herein with respect to the Subject Shares and except as otherwise expressly provided in the Purchase Agreement.

Article II
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder represents and warrants to the Company and Purchaser that:

2.1            Organization; Authorization; Binding Agreement. The Stockholder, if not a natural person, is duly incorporated or organized, as applicable, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. The Stockholder has full legal capacity and power, right and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Stockholder, and constitutes a legal, valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.2            Ownership of Subject Shares; Total Shares. The Stockholder is the record or beneficial owner of the Subject Shares and has good and marketable title to the Subject Shares free and clear of any Encumbrances (including any restriction on the right to vote or otherwise transfer the Subject Shares), except (a) as provided hereunder, (b) pursuant to any applicable restrictions on Transfer under the Securities Act, (c) subject to any risk of forfeiture with respect to any Purchaser Shares granted to the Stockholder under an employee benefit plan of Purchaser, (d) as provided in the governing documents of Purchaser and (e) as provided in the Investor Rights Agreement. The Subject Shares listed on Schedule A opposite the Stockholder’s name constitute all of the Purchaser Shares owned by the Stockholder as of the date hereof. Except pursuant to Purchaser’s governing documents, no person has any contractual or other right or obligation to purchase or otherwise acquire any of the Subject Shares. For purposes of this Agreement “Beneficial Ownership” shall be interpreted as defined in Rule 13d-3 under the Exchange Act; provided that for purposes of determining Beneficial Ownership, a person shall be deemed to be the Beneficial Owner of any securities that may be acquired by such person pursuant to any contract or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing).

2.3            Voting Power. Subject in each case to the provisions of the Investor Rights Agreement, the Stockholder has full voting power with respect to the Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares. None of the Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of the Subject Shares, except as provided hereunder or in the Investor Rights Agreement.

2.4            Reliance. The Stockholder has had the opportunity to review the Purchase Agreement and this Agreement with counsel of the Stockholder’s own choosing. The Stockholder has had an opportunity to review with its own tax advisors the tax consequences of the Transaction. The Stockholder understands that it must rely solely on its advisors and not on any statements or representations made by Purchaser, the Company or any of their respective agents or representatives. The Stockholder understands that such Stockholder (and not Purchaser, the Company or their respective Affiliates) shall be responsible for such Stockholder’s tax liability that may arise as a result of the Transaction (if any). The Stockholder understands and acknowledges that the Company, the Sellers and Purchaser are entering into the Purchase Agreement in reliance upon the Stockholder’s execution, delivery and performance of this Agreement.

2.5            Absence of Litigation. With respect to the Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Stockholder, threatened in writing against, the Stockholder or any of the Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

2.6            Non-Contravention. The execution and delivery of this Agreement by the Stockholder and the performance of the transactions contemplated by this Agreement by the Stockholder does not and will not violate, conflict with, or result in a breach of: (a) the organizational documents of such Stockholder, (b) any applicable Law or any injunction, judgment, order, decree, ruling, charge, or other restriction of any Authority to which the Stockholder is subject, or (c) any contract to which the Stockholder is a party or is bound or to which the Subject Shares are subject, such that it could reasonably be expected to prevent, delay or impair the ability of the Stockholder to perform the Stockholder’s obligations hereunder or to consummate the transactions contemplated hereby.

Article III
MISCELLANEOUS

3.1            Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic mail) and shall be given, (a) if to Purchaser or the Company, in accordance with the provisions of the Purchase Agreement and (b) if to the Stockholder, to the Stockholder’s address or electronic mail address set forth on a signature page hereto, or to such other address or electronic mail address as the Stockholder may hereafter specify in writing to Purchaser.

3.2            Termination. This Agreement shall terminate automatically (except in the case of (b) or (c), in which case, the Stockholder may elect in its sole discretion to terminate upon written notice to the Purchaser and the Company) and become void and of no further force and effect, without any notice or other action by any person, upon the earlier of (a) the valid termination of the Purchase Agreement in accordance with its terms, (b) the date that is twenty (20) days after the Longstop Date, (c) following (i)  any amendment or other modification of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that changes to a non-de minimis degree the form of or amount of consideration payable or otherwise impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder or the Purchaser in any material respect, or (ii) any waiver of any term or provision of the Purchase Agreement without the prior written consent of the Stockholder that impacts a material term of the Purchase Agreement in a manner that is adverse to the Stockholder in any material respect and (d) the Completion. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that nothing set forth in this Section 3.2 shall relieve any party from liability for any willful and material breach of this Agreement prior to termination hereof, with any such liability not to exceed an amount equal to USD 15,000,000 plus reasonable out of pocket fees and expenses incurred by the Purchaser in connection with the negotiation of the Transaction and/or enforcement of this Agreement (including reasonable attorneys’ fees) (the “Cap”). An amount not to exceed the Cap shall only be payable to Purchaser by the Stockholder if the Break Fee is actually paid or payable by Purchaser to the Company pursuant to the Purchase Agreement. Under no circumstances shall the Stockholder be liable for damages of any kind in any amount due and owing to the Company. In the event the Completion shall have occurred pursuant to the Purchase Agreement, no party shall have any liability or other obligation under this Agreement whatsoever, including with respect to any willful and material breach occurring prior to Completion. The provisions of this Article III shall survive any termination of this Agreement.

3.3            Confidentiality. Except to the extent required by applicable Law, the Stockholder shall hold any non-public information regarding this Agreement, the Purchase Agreement and the Transaction in strict confidence and shall not divulge any such information to any third person until Purchaser has publicly disclosed its entry into the Purchase Agreement and this Agreement; provided, however, that the Stockholder may disclose such information (a) to its attorneys, accountants, consultants and other representatives (provided such representatives are subject to confidentiality obligations at least as restrictive as those contained herein), and (b) to any Affiliate, partner, member, stockholder, parent or subsidiary of Stockholder, provided in each case that the Stockholder informs the person receiving the information that such information is confidential and such person agrees in writing to abide by the terms of this Section 3.3. Neither the Stockholder nor any of its Affiliates (other than Purchaser, whose actions shall be governed by the Purchase Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Transaction, the Purchase Agreement or the other transactions contemplated hereby or thereby without the prior written consent of the Company and Purchaser, except as may be required by applicable Law in which circumstance such announcing party shall make reasonable efforts to consult with the Company and Purchaser to the extent practicable.

3.4            Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

3.5            Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto.

3.6            Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. In any action or proceeding between any of the parties hereto arising out of or relating to this Agreement, each party hereto: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the United States District Court for the District of Delaware or, to the extent that neither of the foregoing courts has jurisdiction, the Superior Court of the State of Delaware (the “Delaware Courts”); (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 3.6; (c) waives any objection to laying venue in any such action or proceeding in such courts; (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any party hereto; (e) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 3.1 of this Agreement; and (f) irrevocably and unconditionally waives the right to trial by jury.

3.7            Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

3.8            Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof; provided, for the avoidance of doubt, the foregoing shall in no way invalidate any right or obligation of any party pursuant to the Investor Rights Agreement.

3.9            Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination will have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

3.10            Specific Performance. Subject to the limitations set forth in Section 3.2, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition (subject to Section 3.2) to any other remedy to which they are entitled at law or in equity, and each of the parties hereto waives any bond, surety or other security that might be required of any other party with respect thereto.

3.11            Construction.

(a)            For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)            The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)            As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)            Except as otherwise indicated, all references in this Agreement to “Sections,” “Articles,” and “Schedules” are intended to refer to Sections or Articles of this Agreement and Schedules to this Agreement, respectively.

(e)            The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

3.12            Further Assurances. Each of the parties hereto will execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their respective reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable Law to perform their respective obligations as expressly set forth under this Agreement.

3.13            Capacity as Stockholder. The Stockholder signs this Agreement solely in the Stockholder’s capacity as a holder of Purchaser Shares, and not in the Stockholder’s capacity as a director, officer or employee of Purchaser or any of its Subsidiaries or in the Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of Purchaser in the exercise of his or her fiduciary duties as a director or officer of Purchaser or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of Purchaser or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

3.14            Conversion or Exercise. Nothing contained in this Agreement shall require the Stockholder (or shall entitle any proxy of the Stockholder) to (a) convert, exercise or exchange any option, warrants or convertible securities in order to obtain any underlying Subject Shares or (b) vote, or execute any consent with respect to, any Subject Shares underlying such options, warrants or convertible securities that have not yet been issued as of the applicable record date for that vote or consent.

3.15            No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Purchaser Board has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of Purchaser’s organizational documents, the Transaction, (b) the Purchase Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

3.16            Additional Shares. The Stockholder agrees that any additional securities of the Purchaser acquired by the Stockholder after the date of this Agreement and prior to the termination of this Agreement (including through the exercise of any stock options, warrants or otherwise) shall automatically be subject to the terms of this Agreement as though owned by the Stockholder on the date hereof and shall constitute Subject Shares.

(SIGNATURE PAGE FOLLOWS)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

BLUJAY TOPCO LIMITED

By:	/s/ Andrew Kirkwood
	Name:	Andrew Kirkwood
	Title:	Director

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

E2OPEN PARENT HOLDINGS, INC.

By:	/s/ Laura L. Fese
	Name:	Laura L. Fese
	Title:	Executive Vice President and General Counsel

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

NEUBERGER BERMAN OPPORTUNISTIC CAPITAL SOLUTIONS MASTER FUND LP

By:	Neuberger Berman Investment Advisers LLC
Its:	Investment Manager

By:	/s/ Charles Kantor

Name:	Charles Kantor
Title:	Managing Director

NBOKS CO-INVEST FUND I LP

By:	Neuberger Berman Investment Advisers LLC
Its:	Investment Manager

By:	/s/ Charles Kantor
Name:	Charles Kantor
Title:	Managing Director

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares of Class A Common Stock	No. Shares of Class V Common Stock	No. Shares of Series B-1 Common Stock	No. Shares of Series B-2 Common Stock	Shares of Class A Common Stock Subject to Warrants	Shares of Class A Common Stock Issuable upon Exchange of Common Units
NBOKS Co-Invest Fund I LP	870,000
Neuberger Berman Opportunistic Capital Solutions Master Fund LP	20,530,000				5,000,000